Exhibit 99.1

Sterling Financial Corporation of Spokane, Wash.,
Completes $730 Million Recapitalization Effort

SPOKANE, Wash.--(BUSINESS WIRE)--August 26, 2010--Sterling Financial Corporation (NASDAQ:STSA) (“Sterling”), the bank holding company of Sterling Savings Bank, today announced the successful completion of its previously announced $730 million transaction raising new capital from institutional, private equity and other accredited investors. The amount of capital raised exceeds the amount required under Sterling’s agreements with its regulators and restores both Sterling’s and Sterling Savings Bank’s regulatory ratios to levels that exceed well-capitalized thresholds under applicable guidelines.

President and Chief Executive Officer Greg Seibly said, “The successful completion of this capital raise helps position Sterling as a premier community banking franchise in the Pacific Northwest. Our investors have shown confidence in Sterling’s value proposition and our ability to execute our strategic plan to create a strong, relationship-oriented bank. On behalf of all Sterling’s employees, we extend heartfelt thanks to our customers and our communities for their loyalty and support.”

Seibly added, “Throughout the process, we worked closely with state and federal regulators to create a positive solution. Sterling’s dedicated employees focused their energies on addressing legacy credit issues, growing core deposits and distinguishing our customer service capabilities. Together, we are building a reliable community-banking platform for the long term.”

Earlier this year, Sterling ranked “Highest Customer Satisfaction with Retail Banking in the Northwest Region” in the J.D. Powers and Associates 2010 Retail Banking Satisfaction StudySM. The Northwest Region includes Washington and Oregon.

Sterling’s financial advisors and placement agents for the company’s recapitalization efforts within the United States included Sandler O’Neill + Partners, Barclays Capital and FBR Capital Markets. Belstar Holdings, LLC acted as an advisor for Sterling on financial and other business-related matters associated with the recapitalization efforts in Korea. KB Investment & Securities Co., Ltd. acted as the placement agent for investors in Korea.

About Sterling Financial Corporation

Sterling Financial Corporation of Spokane, Wash., is the bank holding company for Sterling Savings Bank, a state-chartered and federally insured commercial bank. Sterling offers banking products and services, mortgage lending, construction financing and investment products to individuals, small businesses, commercial organizations and corporations. As of June 30, 2010, Sterling Financial Corporation had assets of $9.74 billion and operated 178 depository branches throughout Washington, Oregon, Idaho, Montana and California. For additional information, please visit Sterling’s website at www.sterlingfinancialcorporation-spokane.com.

Sterling Savings Bank ranked “Highest Customer Satisfaction with Retail Banking in the Northwest Region” in the J.D. Power and Associates 2010 Retail Banking Satisfaction Study.SM Sterling Savings Bank received the highest numerical score among retail banks in the Northwest region in the proprietary J.D. Power and Associates 2010 Retail Banking Satisfaction StudySM. The study was based on 47,673 total responses measuring 6 providers in the Northwest Region (OR, WA) and measures opinions of consumers with their primary banking provider. Proprietary study results are based on experiences and perceptions of consumers surveyed in January 2010. Your experiences may vary. Visit jdpower.com.

Forward-Looking Statements

This release contains forward-looking statements that are not historical facts and that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, statements about Sterling’s plans, objectives, expectations and intentions, including those relating to Sterling’s ability to maintain well-capitalized regulatory ratios under applicable guidelines and Sterling’s ability to become a premier community banking franchise in the Pacific Northwest and execute on its strategies, and other statements contained in this release that are not historical facts and pertain to Sterling’s future operating results. When used in this release, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions are generally intended to identify forward-looking statements. Actual results may differ materially from the results discussed in these forward-looking statements because such statements are inherently subject to significant assumptions, risks and uncertainties, many of which are difficult to predict and are generally beyond Sterling’s control. These include but are not limited to: the possibility of continued adverse economic developments that may, among other things, increase default and delinquency risks in Sterling’s loan portfolios; shifts in interest rates that may result in lower interest rate margins; shifts in the demand for Sterling’s loan and other products; changes in accounting policies; changes in the monetary and fiscal policies of the federal government; changes in laws, regulations and the competitive environment; and Sterling’s ability to comply with regulatory actions. Other factors that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements may be found under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Sterling’s Annual Report on Form 10-K, as updated periodically in Sterling’s filings with the Securities and Exchange Commission. Unless legally required, Sterling disclaims any obligation to update any forward-looking statements.

CONTACT:
Sterling Financial Corporation
Investor Contacts:
EVP/Chief Financial Officer
Daniel G. Byrne, 509-458-3711
or
EVP/Investor & Corporate Relations
David Brukardt, 509-863-5423
or
Media Contact:
VP/Communications and Public Affairs Director
Cara Coon, 509-626-5348